I-Minerals Inc. Suite 1100 – West Hastings Street Vancouver, BC, V6E 3T5 Phone: 604.303.6573 Fax: 604.684.0642 Email: info@imineralsinc.com

I-Minerals to Dispose i-minerals USA to BV Lending

Vancouver, B.C. (September 15, 2022) -- I-Minerals Inc. (TSX.V: IMA; OTCQB: IMAHF) (“the Company”) is pleased to announce that it has entered into a Stock Purchase Agreement dated September 14, 2022 with BV Lending, LLC, an Idaho limited liability company (“BV Lending”) and the Company’s subsidiary, i-minerals USA, Inc. (“i-minerals USA”), an Idaho company that owns the leases that comprise the Helmer-Bovill Property, (the “Stock Purchase Agreement”), pursuant to which the Company has agreed to sell all of the issued and outstanding common shares of i-minerals USA to BV Lending (the “Transaction”).  BV Lending is a non-arm’s length party to the Company.

Key Terms of the Transaction

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Immediately prior to closing of the Transaction, the Company will contribute an intercompany debt owed by i-minerals USA to the Company in the amount of approximately US$25.7 million, resulting in the cancellation of the outstanding indebtedness.

•	At the closing of the Transaction, the Company will sell all of the shares of i-minerals USA to BV Lending for an amount equal to $3,000,000 (the “Share Value”).

•	The Share Value will be satisfied by BV Lending on a non-cash basis by the set off of an equal amount of debt owed by the Company to BV Lending (the “Set Off”).

•

Immediately following the Set Off, BV Lending will transfer to the Company the balance of the debt owed by the Company owed by BV Lending (which debt was approximately US$35.4 million before the Set Off).

•

Previously entered into loan agreements dated June 1, 2016, September 11, 2018 and October 25, 2019 among the Company, BV Lending and i-minerals USA, including all security granted thereunder, will be terminated and/or discharged.

•	The Company will be subject to non-competition and non-solicitation covenants in favour of BV Lending for a period of five years commencing on closing of the Transaction.

•	The Transaction is subject to the approval of the Transaction by shareholders of the Company (the “Shareholders”) and the TSX Venture Exchange.

As part of the Transaction, BV Lending has agreed to pay taxes that will become payable by the Company as a result of the Transaction (approximately US$450,000).  In consideration for such payment by BV Lending, the Company will issue a promissory note in favor of BV Lending for the amount of the taxes so paid.  The promissory note will be repaid out of any refund received by the Company from the applicable government agency.

Following the completion of the Transaction, the Company  will have a stronger balance sheet as virtually of its debt will be eliminated. Nevertheless, the Company will not have any mineral properties due to the sale of i-minerals USA, which owns the Helmer-Bovill Property. Accordingly, the Company will need to identify and, if successful, acquire a new business, which it will be positioned to do with a balance sheet free of the existing indebtedness that it is currently unable to service.

Additional Details of the Transaction

Disposition of All or Substantially All the Property of the Company

The Transaction involves the disposition of i-minerals USA, which is substantially all of the Company’s property. As such, the Company is required to obtain the affirmative vote of at least two-thirds of the votes cast by the Shareholders present at a special meeting of the shareholders (the “Meeting”) in person or represented by proxy and entitled to vote at the Special Meeting, pursuant to section 189(3) of the Canada Business Corporations Act (“CBCA”).

Pursuant to the CBCA, any registered holders of the Company’ shares have a right to dissent (“Dissenting Right”). Each dissenting shareholder is entitled to be paid the fair value of all, but not less than all, of the holder’s Shares, provided that the holder duly dissents to the Transaction and the Transaction is approved by the required shareholders approval.

Related Party Transaction

BV Lending, a party to the Transaction, is a company founded by Mr. Allen L. Ball, who is a former director and a significant shareholder holding approximately 39.4% of the issued and outstanding shares of the Company. As such, the Company is also required to obtain the affirmative vote of majority of the Shareholders present at the Meeting in person or represented by proxy, excluding any votes attached to shares of the Company beneficially owned by Mr. Ball or over which Mr. Ball exercises control or direction and any other person who has a material interest in the Transaction, pursuant to Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions . After the closing of the Transaction, Mr. Ball will continue to hold, directly and indirectly, 39.4% of the issued and outstanding shares of the Company.

Special Committee and Fairness Opinion

In order to ensure that the interests of the Company are fairly considered in the negotiation and review of the Transaction and to manage the conflicts of interest that may arise in the context of the Transaction, the Company established a Special Committee consisting of independent directors who does not have a financial interest in the Transaction that is different from that of the Shareholders (the “Special Committee”) to oversee the evaluation and negotiation of the Transaction. The Special Committee retained RwE Growth Partners, Inc. (“RwE”) as its own independent financial advisor.

RwE has provided an opinion (the “Fairness Opinion”) to the Company that, subject to the assumptions and limitations set forth therein, the Transaction is fair, from a financial point of view, to the Shareholders.

Exchange Approval

The Transaction is also subject to approval from the TSX Venture Exchange due to the fact that it involves the disposition of all or substantially all of the property of the Company and a transaction with a party related to the Company.

Closing Conditions

Closing of the Transaction is subject to a number of key conditions including shareholder approval, TSX Venture Exchange approval, no more than 5% of the shareholders exercising their dissenting rights and other such other conditions that are customary for this type of Transaction.

Resignation of Mr. Ball

The Company also announces that in advance of the board of directors meeting to consider and approve the Transaction, Mr. Ball resigned as a director of the Company on September 12, 2022 and resigned as a director of i-minerals USA on September 13, 2022.

About BV Lending

BV Lending is an Idaho limited liability company, founded by Mr. Ball, a former director and a Shareholder holding over 10% of the issued and outstanding shares of the Company.

The Company is indebted to BV Lending in the amount of approximately US$35.4 pursuant to the terms of certain loan agreements previously entered into among the Company, BV Lending and i-minerals USA.

About the Company

The Company was incorporated under the laws of British Columbia, Canada in 1984. In 2004, the Company changed its corporate jurisdiction from a British Columbia company to a Canadian corporation.  In December 2011, the Company amended its articles to change its name from “i-minerals inc.” to “I-Minerals Inc.”

The Company is engaged in the exploration, evaluation and development of mineral assets including the aforementioned Helmer-Bovill Property.  Following the completion of the Transaction, the Company will not have any mineral properties due to the sale of i-minerals USA, which owns the Helmer-Bovill Property. Accordingly, the Company will need to identify and, if successful, acquire a new business, which it will be positioned to do with a balance sheet free of the existing indebtedness that it is currently unable to service. The Company’s principal executive office is located at Suite 1100, 1199 West Hastings Street, Vancouver, British Columbia, Canada and the Company’s telephone number is (877) 303-6573 or (208) 953-7372.  The Company’s operations office is located at 13403 N. Government Way, #102, Hayden, Idaho.

I-Minerals Inc.

per: “John Theobald”

John Theobald,

President & CEO

Contact:	I-Minerals Inc.
Barry Girling
877-303-6573 or 604-303-6573
Email: info@imineralsinc.com Or visit our website at www.imineralsinc.com

NEITHER THE TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.

This News Release includes certain forward-looking statements that are based on assumptions as of the date of this news release. These statements reflect management’s current estimates, beliefs, intentions, and expectations. They are not guarantees of future performance. The Company cautions that all forward-looking statements are inherently uncertain, and that actual performance may be affected by a number of material factors, many of which are beyond the Company’s control. Such factors include, among other things: ability to complete the Transaction (including obtaining all necessary shareholder and regulatory approvals), the need to comply with environmental and governmental regulations, changes in the worldwide price of mineral market conditions, risks inherent in mineral exploration, risk associated with development, construction and mining operations, the uncertainty of future profitability and uncertainty of access to additional capital. Accordingly, actual and further events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward-looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.